UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2017

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

2016 Performance Bonus Program

On February 22, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Aptevo Therapeutics Inc. (“Aptevo”) reviewed the achievement of company and individual performance goals and other factors deemed relevant by the Committee in determining the amounts earned by our named executive officers under our performance bonus program for 2016.  The company performance goals related to financial, operational, strategic and product development milestones. The individual performance goals consisted of a subjective assessment of each named executive officer’s individual contributions to Aptevo. The following table sets forth the 2016 performance bonuses, which will be paid during 2017:

Name and Principal Position	2016 Bonus Award

Marvin L. White Chief Executive Officer and President	$238,880.82
Jeffrey Lamothe Senior Vice President and Chief Financial Officer	$153,472.88
Scott Stromatt Senior Vice President and Chief Medical Officer	$144,900.29

2017 Performance Bonus Program and Salary Increases

On February 22, 2017, the Committee also approved annual base salaries and target bonus percentages for 2017 for our named executive officers. The 2017 bonuses will be determined based on a review of the achievement of company and individual performance goals and other factors deemed relevant by the Committee.  Bonuses will be based on company performance and individual performance as determined by the Committee. The following table sets forth the base salary and target performance bonus percentages for 2017:

Name and Title	2017 Base Salary	2017 Target Performance Bonus as a Percentage of Base Salary
Marvin L. White Chief Executive Officer and President	$543,387.80	50%
Jeffrey Lamothe Senior Vice President and Chief Financial Officer	$387,407.00	40%
Scott Stromatt Senior Vice President and Chief Medical Officer	$412,563.80	40%

Additional information regarding compensation of our named executive officers will be included in the proxy statement for the company’s 2017 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: February 24, 2017	By:	/s/ Shawnte Mitchell
Shawnte Mitchell, Secretary, Vice President and General Counsel